Exhibit 5.1

May 8, 2014

Diamond Foods, Inc.

600 Montgomery Street, 13th Floor

San Francisco, California 94111

Re:	Diamond Foods, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (“Registration Statement”) filed by Diamond Foods, Inc., a Delaware corporation (“Company”), with the U.S. Securities and Exchange Commission (“Commission”), on May 8, 2014, in connection with the registration under the Securities Act of 1933, as amended (“Securities Act”), of the proposed issuance and sale, from time to time, by the Company of: (a) shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), and the associated preferred share purchase rights related to the Common Stock issuable pursuant to the Rights Agreement, dated as of April 29, 2005, between the Company and EquiServe Trust Company, N.A., as Rights Agent (“Rights”), (b) shares of one or more series of the Company’s Preferred Stock, par value $0.001 per share (“Preferred Stock”), (c) one or more series of secured or unsecured debt securities of the Company (“Debt Securities”) issuable pursuant to an indenture (“Indenture”) by and between the Company and a financial institution to identified therein as trustee thereunder (“Trustee”), and (d) warrants to purchase Common Stock, Preferred Stock and/or Debt Securities (“Warrants,” and together with the Common Stock and associated Rights, the Preferred Stock and the Debt Securities, the “Company Securities”), having a maximum aggregate public offering price of up to Five Hundred Million Dollars ($500,000,000) (or the equivalent in one or more foreign currencies). The Registration Statement also relates to the proposed sale (i) by the Company, from time to time, as set forth in the Registration Statement, the Prospectus and any Prospectus Supplement, of up to an aggregate of 4,450,000 of shares of Common Stock (“Additional Company Securities”) and (ii) by the selling stockholder to be identified in the Registration Statement (“Selling Stockholder”), from time to time, as set forth in the Registration Statement, the Prospectus and any Prospectus Supplement, of up to an aggregate of 4,420,859 currently outstanding shares of Common Stock (“Selling Stockholder Securities,” and the Selling Stockholder Securities, the Company Securities and the Additional Company Securities are collectively referred to herein as the “Securities”). The Company Securities and Additional Company Securities may be sold from time to time by the Company and the Selling Stockholder Securities may be sold from time to time by the Selling Stockholder as set forth in the Registration Statement, the prospectus contained therein (“Prospectus”) and the supplements to the Prospectus (“Prospectus Supplements”).

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May 8, 2014

In rendering the opinions set forth herein, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the following:

(1)	a copy of the Company’s First Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on July 15, 2005 and certified by the Delaware Secretary of State on May 7, 2014 (the “Restated Certificate”);

(2)	a copy of the Company’s Restated Bylaws, in the form filed as an exhibit to the Form S-1 registration statement filed by the Company with the Commission on March 25, 2005, certified by one or more of the Company’s officers as being complete and in full force and effect as of the date of this opinion letter (“Bylaws”);

(3)	a copy of the Rights Agreement, dated as of April 29, 2005, between the Company and EquiServe Trust Company, N.A., as Rights Agent (“Rights Agreement”), in the form filed with as an exhibit to the Form S-1 registration statement filed by the Company with the Commission on May 3, 2005, certified by one or more of the Company’s officers as being in full force and effect as of the date of this opinion letter;

(4)	the Registration Statement, together with the exhibits filed as a part thereof, including: the forms of Senior Indenture, Senior Debt Security, Subordinated Indenture and Subordinated Debt Security; and the forms of certificates of Common Stock and Preferred Stock, and the standard debt securities and warrant provisions;

(5)	the Prospectus;

(6)	the resolutions of the Company’s Board of Directors (“Board”) adopted at a meeting of the Board on May 5, 2014 approving the filing of the Registration Statement and, subject to future action by the Board or a committee thereof, the sale and issuance of the Company Securities and the Additional Company Securities;

(7)	a statement from the Company as of May 7, 2014 as to the number of (i) outstanding shares of the Company’s capital stock, (ii) issued and outstanding options, warrants and rights to purchase shares of the Company’s capital stock, and (iii) any additional shares of the Company’s capital stock reserved for future issuance in connection with the Company’s stock option and stock purchase plans and all other plans, agreements or rights;

(8)

the following stock records of the Company: list of outstanding options to purchase capital stock of the Company dated May 7, 2014; and a statement from the Company’s transfer agent Computershare Trust Company, N.A. as to the

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May 8, 2014

number of issued and outstanding shares of Common Stock and Preferred Stock as of May 7, 2014;

(9)	A Certificate of Good Standing issued by the Delaware Secretary of State dated May 7, 2014, stating that the Company is duly incorporated under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware and a telephonic notice from the office of the Delaware Secretary of State that the information provided in such Certificate of Good Standing is accurate as of May 8, 2014 (together, the “Good Standing Certificate”); and

(10)	a “Management Certificate” addressed to us and dated of even date herewith executed by the Company with respect to certain factual matters (“Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us. We have also assumed that certificates or instruments representing the Securities will have been, or will be when issued, properly signed by authorized officers of the Company or their agents, properly authenticated in accordance with the terms of such Securities and the Indenture and delivered to the intended recipients with the intent that the Company be bound thereby and that any Securities consisting of Rights, Debt Securities or Warrants, at the time of execution, authentication, issuance and delivery of thereof will be, a valid and legally binding obligation of parties thereto other than the Company.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including, but not limited to, those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California and the State of New York, and this opinion is rendered only with respect to, and no opinion is expressed herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing federal laws of the United States of America, (ii) the existing laws of the State of California, (iii) the existing Delaware General Corporation Law, and (iv) solely with respect to whether or not the Debt Securities are the valid and binding obligations of the Company, the existing laws of the State of New York. We believe we are qualified to opine on such matters in the above-mentioned jurisdictions.

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May 8, 2014

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Good Standing Certificate and representations made to us by the Company in the Management Certificate.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of each offer, issuance, delivery or sale of any of the Securities: (i) the Registration Statement and any amendments thereto (including any necessary post-effective amendments thereto) will have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of the Registration Statement will have been issued or be in effect and no proceedings for that purpose will be pending before or contemplated by the Commission; (ii) the registration will apply to the Securities and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of any of the Securities, (iii) if any Debt Securities are issued, such Debt Securities will only be issued pursuant to the Indenture in the form filed with the Registration Statement as an exhibit, all applicable Company covenants restricting issuance of Debt Securities will have been waived and that there will not have occurred any change in law affecting the validity or enforceability of the Debt Securities; (iv) no future amendments will be made to the Restated Certificate or the Bylaws that would be in conflict with or inconsistent with the Company’s ability to issue the Securities; (v) at the time of the offer, issuance and sale of any Securities, the Company will have a sufficient number of authorized and unissued shares of the applicable class or series of its capital stock included in (or purchasable or issuable upon exercise or conversion of) the Securities so issued and sold to be able to issue such shares; (vi) all purchasers of Securities will timely pay in full to the Company all amounts they have agreed to pay to purchase such Securities and the purchase price of any Securities that are shares of capital stock will not be less than the par value thereof, (vii) at the time of the issuance and sale of any Securities, the Company will have received waivers of any applicable preemptive rights and associated notice obligations; and (viii) there will not have occurred any change in law affecting the validity of the issuance of such Securities. We have also assumed that the final terms of any Security to be established subsequent to the date hereof, the issuance and delivery of such Security and the compliance by the Company with the terms of such Security will have been approved by the Board and will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of the Company’s certificate of incorporation or bylaws, any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The Company has informed us that it and the Selling Stockholder intend to offer and sell the Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any of the Securities, the Company and the Selling Stockholder will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued or sold (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect and the Company’s then-effective

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certificate of incorporation and bylaws) and will file such supplements or amendments to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. In particular, we assume that the Company will obtain the requisite approval of its stockholders if required by the laws of the State of Delaware, or if necessary because the Company does not have a sufficient number of authorized but unissued and unreserved shares of Common Stock and Preferred Stock at the time of each issuance of Securities and will amend its Certificate of Incorporation to increase the authorized number of shares of its Common Stock and/or Preferred Stock in such event as necessary. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Rights, Debt Securities and the Warrants:

(1)	the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors;

(2)	the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law;

(3)	the effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money to the extent that a party to the Debt Security or a Warrant to purchase Debt Securities, other than the Company, violates any such laws; and

(4)	the effect of provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the opinion that:

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1. The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware.

2. With respect to any Securities that are Debt Securities registered under the Registration Statement, when (i) the issuance of the Debt Securities has been duly authorized by appropriate corporate action of the Company (including the Board and, if required, its stockholders) including reservation for future issuance of a sufficient number of authorized shares of Preferred Stock or Common Stock into which such Debt Securities may be convertible, (ii) an Indenture relating to such Debt Securities in the form filed with the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the Company and the Trustee, (iii) the form and terms of the Debt Securities have been duly established in accordance with the Indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture duly authorized by the Board and duly executed by an authorized officer of the Company, and (iv) instruments representing such Debt Securities have been duly executed and authenticated in accordance with the terms of the appropriate Indenture and issued, sold and delivered (A) in the manner and for the consideration approved by the Board and, if required, the stockholders, and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement, and (B) if upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board and for the consideration approved by the Board and provided for in the terms of such Security, then the Debt Securities will be duly authorized and will constitute valid and binding obligations of the Company.

3. With respect to any Securities that are a particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when (i) appropriate corporate action has been taken by the Company (including by the Board and, if required, the Company’s stockholders) to authorize, create and designate such particular series of the Preferred Stock, including (A) the authorization of the execution and filing of a certificate of designation regarding such series of the Preferred Stock conforming to the Restated Certificate, the Bylaws and the Delaware General Corporation Law (“Certificate of Designation”) with the Delaware Secretary of State and (B) the filing of the Certificate of Designation with the Delaware Secretary of State, (ii) shares of such series of the Preferred Stock have been issued and the issuance has been duly authorized by appropriate corporate action of the Company (including by the Board and, if required, the Company’s stockholders), and (iii) certificates (if any are required) representing the shares of such Preferred Stock have been duly executed by the Company, countersigned, registered, sold and delivered (A) in the manner and for the consideration approved by the Board and, if required, the Company’s stockholders (which consideration is not less than the par value of the Preferred Stock) and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement, and (B) if such Preferred Stock is issuable upon

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conversion or exercise of any other Security, in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion or exercise as approved by the Board and for the consideration approved by the Board and provided for in the terms of such Security (which consideration is not less than the par value of the Preferred Stock) and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement for such other Security, then the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

4. With respect to any Securities that are Shares of Common Stock registered pursuant to the Registration Statement, when (i) the issuance of the shares of Common Stock and the terms of such issuance, sale and offering have been duly authorized by appropriate corporate action of the Company (including by the Board and, if required, by the Company’s stockholders) and (ii) such shares of Common Stock have been issued and the certificates (if any are required) representing shares of Common Stock have been duly executed by the Company, countersigned, registered, sold and delivered (A) in the manner and for the consideration approved by the Board and, if required, by the Company’s stockholders (which consideration is not less than the par value of the Common Stock) and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement, and (B) if such Common Stock is issuable upon conversion or exercise of any other Security, in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion or exercise as approved by the Board and for the consideration approved by the Board and provided for in the terms of such other Security (which consideration is not less than the par value of the Common Stock) and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement for such other Security, then the shares of such Common Stock will be validly issued, fully paid and non-assessable, and the Rights associated with such shares of Common Stock will be duly authorized and validly issued, and will be valid and binding obligations of the Company.

5. The Selling Stockholder Securities have been validly issued and are fully paid and non-assessable.

6. With respect to any Securities that are Warrants registered pursuant to the Registration Statement, when (i) the issuance and terms of such Warrants has been duly authorized by appropriate corporate action of the Company (including by the Board and, if required, by the Company’s stockholders), including reservation for future issuance of a sufficient number of authorized shares of Preferred Stock or Common Stock into which such Warrants (and the Securities subject to such Warrants) may be exercisable (or, with respect to the Securities subject to such Warrants, convertible), if and as applicable, (ii) a debt warrant agreement or stock warrant agreement, as the case may be, relating to such Warrants in the form filed as an exhibit to the Registration Statement has been duly authorized and validly executed and delivered by the Company and, if applicable, the warrant agent appointed by the Company,

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and (iii) such Warrants have been duly executed and authenticated in accordance with the terms of the appropriate agreement and issued, sold and delivered in the manner and for the consideration approved by the Board and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement, then the Warrants will be duly authorized, and will be valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

This opinion is intended solely for use in connection with the issuance and sale of Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first set forth above and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether, or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP